UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to

SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): October 4, 2007

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street

Aberdeen, Washington 98520-5244

(360) 533-8870

(Address, including zip code, and telephone number,

including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On October 4, 2007, the board of directors of The Bank of the Pacific (the "Bank"), the banking subsidiary of Pacific Financial Corporation (the "Company"), approved Executive Supplemental Compensation Agreements (each, a "SERP") for Dennis A. Long, Chief Executive Officer, John G. Van Dijk, Executive Vice President and Chief Operating Officer, Bruce D. MacNaughton, Executive Vice President and Chief Credit Officer, and Denise J. Portmann, Chief Financial Officer.

Benefits under the SERPs generally vest over a ten-year period and are based, in part, on the base salary of the executive. The normal retirement age for each executive is: 68 for Mr. Long; 69 for Mr. Van Dijk; 65 for Mr. MacNaughton, and 55 for Ms. Portmann. Mr. Long and Mr. Van Dijk may also qualify for reduced benefits in the event of an early retirement after reaching age 65.

Normal retirement benefits under each agreement are equal to the lesser of 40% of the average of the executive's three final years of base salary and a fixed amount for each executive: $133,520 for Mr. Long; $93,154 for Mr. Van Dijk; $92,432 for Mr. MacNaughton; and $139,409 for Ms. Portmann. Payments are made in substantially equal monthly installments for a period of 15 years. Generally, payments will begin on the first day of the first month following the executive's retirement. If an executive dies after retiring, the Bank will pay the remainder of any unpaid or outstanding benefit payments to the executive's beneficiary.

Prior to normal retirement, payments are available in the event of death or disability or certain employment terminations. Upon the death of an executive prior to retirement, the executive’s designated beneficiary will be paid a death benefit: $133,520 per year for Mr. Long; $93,154 per year for Mr. Van Dijk; $92,432 per year for Mr. MacNaughton; and $139,409 per year for Ms. Portmann. Payments are made in substantially equal monthly installments for a period of 15 years. If an executive becomes disabled prior to his or her normal retirement, and early retirement in the case of Mr. Long and Mr. Van Dijk, the Bank will pay the executive an amount equal to the accrued liability balance relating to the Bank's obligations under his or her SERP in a lump sum within 30 days after a determination of disability.

If an executive is terminated without cause prior to qualifying for early or normal retirement, the executive will be entitled to be paid his or her vested benefit beginning with the month following the month in which the executive attains normal retirement age.

If an executive voluntarily terminates employment prior to his or her early or normal retirement age, then the executive will be entitled to benefit payments only if the executive was fully vested in his or her retirement benefits. Any such payments will be made on a monthly basis commencing on that executive's normal retirement age. If an executive otherwise voluntarily terminates employment with the Bank, the executive will forfeit any and all rights and benefits he may have under his or her SERP.

In the event an executive is involuntarily terminated or terminates his or her employment for good reason within two years following a change in control event, as defined in his or her agreement, then he or she will be entitled to receive the greater of his or her vested percentage of the benefit as of the termination date or 50% of such benefit. This benefit payment will be paid on the first day of each month, beginning with the month following the month in which the executive attains the normal retirement age. If an executive is terminated for cause at any time, that executive will not be entitled to any benefits under the related SERP.

Item 7.01.	Regulation FD Disclosure

The Company is furnishing information in accordance with Regulation FD regarding its financial results for the nine months ended September 30, 2007. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

The Company's net income for the nine months ended September 30, 2007, was $4,731,000, a 3% decrease compared to $4,878,000 for the nine month period ended September 30, 2006. The decrease is primarily related to net interest margin compression as a result of a flat yield curve for the majority of 2007

Non-interest income increased $32,000 to $3,158,000 for the nine months ended September 30, 2007, compared to the same period of the prior year, while non-interest expense increased $1,605,000 to $15,021,000. The increases are primarily related to increased personnel costs, marketing costs and data processing expenses.

The federal income tax provision for the nine months ended September 30, 2007, was $1,633,000, compared to $2,069,000 for the nine months ended September 30, 2006.

The Company's unaudited consolidated balance sheets at September 30, 2007 and 2006, and unaudited consolidated statements of operations and selected performance ratios for the nine months ended September 30, 2007 and 2006, follow.

PACIFIC FINANCIAL CORPORATION

Consolidated Balance Sheet

(unaudited)

Dollars in thousands

	9-30-07	9-30-06

Cash and due from banks	$19,492	$20,773
Securities available for sale	42,388	35,151
Securities held to maturity	5,073	6,245
Fed funds sold	7,920	31,485
Loans held for sale	17,927	8,010
Loans	435,857	404,284
Less: Loan loss reserve	4,959	3,954
Net loans	430,898	400,330

Premises and equipment – net	13,550	11,304
Goodwill and other intangible assets	13,046	13,188
Other real estate owned	—	—
Cash surrender value life insurance	9,963	9,635
Other assets	8,221	8,473

TOTAL ASSETS	$568,478	$544,594

DEPOSITS:
Demand	$93,956	$92,058
NOW, Savings and MMA	198,588	195,929
Time	179,951	164,848
Total deposits	472,495	452,835

Fed funds purchased	—	—
Other borrowings	21,500	21,500
Secured borrowings	1,548	1,921
Junior subordinated debentures	13,403	13,403
Other liabilities	4,917	3,291
Total liabilities	513,863	492,950

Common stock	6,581	6,480
Additional paid-in capital	26,898	25,636
Retained earnings	21,462	19,951
Acc. other comprehensive income	(326)	(423)
Total equity	54,615	51,644

TOTAL LIABILITIES & EQUITY	$568,478	$544,594

PACIFIC FINANCIAL CORPORATION

Consolidated Statements of Operations

(unaudited)

Dollars in thousands

	Nine Months Ended September 30,
	2007	2006

Interest on loans	$28,661	$24,883
Interest on investments	1,519	1,169
Interest on fed funds sold	308	602
Total interest income	30,488	26,654

Interest expense on deposits	10,211	7,630
Other interest expense	1,628	1,237
Total interest expense	11,839	8,867

Net interest income	18,649	17,787
Less provision for credit losses	422	550
Net interest income after provision	18,227	17,237

Service charges on deposit accounts	1,106	1,103
Earnings bank owned life insurance Gain on sales of loans	249 1,362	266 1,421
Other income	441	336
Total non interest income	3,158	3,126

Salaries and employee benefits	8,961	7,908
Occupancy and equipment	1,858	1,763
Other	4,202	3,745
Total non-interest expense	15,021	13,416
Income before taxes	6,364	6,947
Income taxes	1,633	2,069

NET INCOME	$4,731	$4,878

PACIFIC FINANCIAL CORPORATION

Selected Performance Ratios

	Nine Months Ended September 30,
	2007	2006

Net interest margin	4.90%	5.09%
Efficiency ratio	67.65%	61.92%
Return on average assets	1.14%	1.29%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: October 11, 2007	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer